Report of Independent Auditors

To the Board of Trustees
BT PreservationPlus Portfolio
BT Pyramid Mutual Funds - BT
PreservationPlus Fund


In planning and performing our
audits of the
financial statements of BT
PreservationPlus
Portfolio and BT PreservationPlus
Fund (the "Funds")
for the year ended September 30,
1999, we considered
their internal control,including
control activities
for safeguarding securities, in
order to determine
our auditing procedures for the
purpose of
expressing our opinion on the
financial statements
and to comply with the requirements
of Form N-SAR,
and not to provide assurance on
internal control.

The management of the Funds is
responsible for
establishing and maintaining
internal control.
In fulfilling this responsibility,
estimates and
 judgments by management are
required to assess the
 expected benefits and related
costs of controls.
 Generally, controls that are
relevant to an audit
pertain to the entity's objective
of preparing
 financial statements for external
purposes that are
fairly presented in conformity with
generally
accepted accounting principles.
Those controls
 include the safeguarding of assets
against
 unauthorized acquisition, use or
disposition.

Because of inherent limitations in
internal control,
 errors or fraud may occur and not
be detected.
 Also, projection of any evaluation
of internal
control to future periods is
subject to the risk that
 it may become inadequate because
of changes in
conditions or that the
effectiveness of the design
and operation may deteriorate.

Our consideration of internal
control would not
necessarily disclose all matters in
internal control
 that might be material weaknesses
under standards
established by the American
Institute of Certified
Public Accountants.  A material
weakness is a
condition in which the design or
operation of one
or more of the internal control
components does not
reduce to a relatively low level
the risk that
misstatements caused by error or
fraud in amounts
that would be material in relation
to the financial
 statements being audited may occur
and not be
detected within a timely period by
employees in the
normal course of performing their
assigned functions.
However, we noted no matters
involving internal
control and its operation,
including controls for
safeguarding securities, that we
consider to be
material weaknesses as defined
above at September
 30, 1999.

This report is intended solely for
the information
 and use of the board of trustees
and management of
BT PreservationPlus Portfolio and
BT PreservationPlus
Fund and the Securities and
Exchange Commission
and is not intended to be and
should not be used by
anyone other than these specified
parties.

ERNST & YOUNG LLP

November 8, 1999